                                                                  EXHIBIT (D)(2)



COMMON SHARES                                           COMMON SHARES
PAR VALUE $.10                                          PAR VALUE $.10




                                          CUSIP
                                          See Reverse For Certain
                                          Definitions



         ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

                     MUNIHOLDINGS FLORIDA INSURED FUND II


This certifies that

is the registered holder of

        FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF COMMON BENEFICIAL INTEREST OF MuniHoldings Florida Insured Fund II transferable on the books of the Trust by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Declaration of Trust and of the By-Laws of the Trust, and of all the amendments from time to time made thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.



Dated:

                   President                       Secretary


Countersigned and Registered:

THE BANK OF NEW YORK


Transfer Agent and Registrar

Authorized Signature

                     MUNIHOLDINGS FLORIDA INSURED FUND II


      The Trust has the authority to issue common shares of more than one class. A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue and the differences in the relative rights and preferences between the shares of each class to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent classes and series, will be furnished by the Trust to any stockholder, without charge, upon request to the Secretary of the Trust.



      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM--as tenants in common                         UNIF GIFT MIN ACT--

                                                      ______Custodian_______
                                                      (Cust)         (Minor)

TEN ENT--as tenants by the entireties                 under Uniform Gifts to
                                                      Minors Act _______
                                                                 (State)

JT TEN --as joint tenants with right
         of survivorship and not as
         tenants in common


   Additional abbreviations may also be used though not in the above list.

      For value received,.................hereby sell, assign and transfer unto


    PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------

------------------------------------------_______________________________

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

_________________________________________________________________________

_________________________________________________________________________

__________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________________________________________

_________________________________________________________________________